EXHIBIT 10.35

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT, is made and executed as of the 14th day of November, 1996, by and between CCAIR, INC., a Delaware Corporation (the "Company") and KENNETH
W. GANN, a resident of Lake Wylie, South Carolina ("Employee").

     1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment under the terms and conditions hereinafter set forth.

     2. Duties. The Employee shall serve as President and Chief Executive Officer and shall perform such duties and have such responsibilities as normally attributed to a president and chief executive officer of a Delaware corporation. Employee shall perform such duties at the principal business office of the Company in Charlotte, North Carolina. Additions to Employee's duties under this Agreement shall not result in additional compensation unless expressly agreed to by the Company's Board of Directors.

     3. Term. The term of employment hereunder shall begin on the date of this Agreement and, subject to the termination provisions set forth in Section 8 hereof, shall continue for a period of three (3) years after the expiration of the Employment Agreement between the Company and Employee dated February 8, 1994.

        4.      Compensation.

             a. Company shall pay Employee an annual salary of ONE HUNDRED FORTY FIVE THOUSAND DOLLARS ($145,000.00) payable in equal monthly installments (the "Base Salary"). The Base Salary shall be reviewed prior to each anniversary date of this Agreement by the Board of Directors of the Company.

             b. For each fiscal year during the term of this Agreement, beginning with the fiscal year ending June 30, 1997, Employee shall receive a bonus payable at the discretion of the Board of Directors, or any committee thereof, based upon the after-tax profits of the Company.

     5. Reimbursement of Expenses. The Company shall reimburse the Employee for reasonable and necessary out-of-pocket expenses, including, without limitation, entertainment, travel, and similar expenses incurred by him in performing the duties set forth in Section 2 hereof, upon presentation by the Employee of an itemized account of such expenses, supported by such documentation as is required under the Internal Revenue Code of 1986, as amended, to support the deductibility of such expenses for federal income tax purposes.

                                                                   EXHIBIT 10.35

        6.      Fringe Benefits and Vacation.

               a. Employee shall be entitled to participate in all fringe benefits and employee benefit plans made available, from time to time, by the Company to its employees, provided that the Company may change such benefits or plans in its sole discretion.

               b. Employee shall be entitled to fifteen (15) days of vacation during each year that this Agreement is in effect.

        7. Options. Employee shall be entitled to a number of options equal to or greater than the number granted to any other individual employee or member of the Board of Directors of the Company, which options shall be granted on terms at least as favorable as those upon which options granted to other employees or directors of the Company are granted.

        8.      Termination.

               a.     This Agreement shall terminate upon the earlier of
        (i)    the date of termination as provided in Section 3 hereof;
        (ii) the death of the Employee; of (iii) the inability of the Employee to perform his services by reason of illness or incapacity for a period of more than three (3) consecutive months. The Board of Directors of the Company may terminate this Agreement for cause at any time and all salary and fringe benefits shall cease to accrue as of the effective date of each termination. "Cause" shall be defined as the conviction of Employee of commission of a felony, willful misconduct in the performance of his duties, or gross negligence in the performance of his duties.

             b. If Employee shall voluntarily resign from employment by the Company prior to the expiration of this Agreement or shall be terminated by the Company for cause as defined herein, any compensation payable to Employee under Section 4 shall be prorated through date of termination and no bonus will be payable.

               c. (i) At its option, the Board of Directors of the Company may elect a new Chairman and Chief Executive Officer. Employee shall then become President and Chief Operating Officer of the Company, with the responsibility for and authority to oversee all aspects of the day to day operation of the Company. In such an event, Employee may, at his option, either (A) assume the position of President and Chief Operating Officer, or (B) terminate his employment hereunder. If Employee elects to terminate under this Subsection 8(c)(i), Employee shall be entitled to his then current salary for twelve months from the date of termination.

                                                                   EXHIBIT 10.35

               (ii) If the Board of Directors or the Chief Executive Officer of the Company reduces Employee's job responsibilities to something less than those normally attributed to that of a President and Chief Operating Officer of a Delaware corporation, Employee may, upon thirty days written notice, terminate this Agreement at his option. Employee's determination that his job responsibilities have been so reduced shall be final. In the event Employee opts to terminate his employment pursuant to this Subsection 8(c)(ii), Employee shall be entitled to all compensation set forth in Section 4 and all the fringe benefits set forth in Section 6 for the entire term of this Agreement.

             d. If the Company terminates this Agreement without cause during the term of this Agreement, then Employee shall be entitled to all compensation set forth in Section 4 and all the fringe benefits in
        Section 6 for the entire term of this Agreement.

        9.      Exclusivity.

             a. Employee shall devote his best efforts to the performance of his duties under this Agreement. Employee agrees that all information which he obtains in the course of his employment is the property of the Company and agrees that he will not discuss any such information or use any such information for the benefit of himself or any person or entity other than the Company at any time during or after his employment.

             b. During the time period in which Employee may receive payments from the Company after termination of employment for cause as defined herein, Employee agrees that he will not engage in employment or business activities which are reasonably deemed to be competitive to the Company and its business.

             c. The parties hereto, recognizing that irreparable injury will result to the Company, its business and property in the event of a breach of this Agreement by Employee, and that employment is based primarily upon this Agreement, it is agreed that in such event the Company shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation thereof by Employee, his partners, agents, servants, employers, and Employees, and all persons acting for or with him. The Employee represents and admits that in the event of the termination of his employment for any cause whatsoever, his experiences and capabilities are such that he can obtain employment in business engaged in other lines and/or of a different nature, and that the enforcement of a remedy by way of injunction will not prevent him from earning a livelihood.

                                                                   EXHIBIT 10.35


     10. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, to his residence in the case of the Employee, or to its principal office in the case of the Company. The notice shall be deemed given at the time of its proper mailing.

     11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach.

     12. Assignment. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by and against the Company and its successors and assigns. The Employee shall have no right to assign this Agreement or any of his rights or obligations hereunder, either by operation of law or otherwise, except with the express written consent of the Company.

     13. Entire Agreement; Amendments. This instrument contains the entire agreement of the parties. No change or modifications of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of any such change or modification is sought.

     14. Section Titles. Section titles appearing in this Agreement are inserted only for convenience, and are in no way to be construed as a part of this Agreement or as a limitation on the scope of the particular Section to which they refer.

     15. Severability. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such unenforceable or invalid provisions were omitted.

     16. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina.

        17. Prior Agreements. This Agreement supersedes any and all prior employment arrangements between Employee and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement and affixed hereto their respective seals as of the date first above written.

                                              CCAIR, INC.


-------------------(SEAL)                     By:
KENNETH W. GANN                                  ----------------------------
                                                   JOHN A. ADAMS
                                                   DIRECTOR